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                                                                    Exhibit 10.8

February 23, 2001


Hank Johnson
336 Golf View Road, #909
North Palm Beach, FL

Dear Hank:

On behalf of BCT International, I am delighted to extend to you the position of Sr. Executive Vice President/Director of BCTI. This letter follows our earlier conversations and I am anxious to have you start and glad you are coming to BCT. Terms and conditions of this offer, which you have orally accepted are as follows:

1.  Position and Title
    ------------------

    o  Sr. Executive Vice President/Director of BCTI

2.  Compensation and Bonus
    ----------------------

    o  Initial base compensation of $130,000 per year.

    o In addition, you will be eligible for an annual target incentive bonus. The target will change each fiscal year as will the "weight" given to the company achieving its EBITDA plan each year.

3.  Period of Employment
    --------------------

    o This contract is for 2 years beginning February 26, 2001, and ending February 25, 2003.

    o In the event of termination without cause at anytime during your employment, the amount of severance will be equal to 6 months of your then current base compensation.

    o For purposes of this agreement, "cause" will be defined as any willful breach of duty by the employee in the course of his employment, or in the case of the habitual neglect of his duty on continued incapacity to perform it.

4.  Other Benefits
    --------------

    o You are to receive insurance, medical and dental benefits currently available as per existing policies.

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    o  Vacation will be 3 weeks per year.

    o  The Company to provide you a $500 per month automobile allowance.

    o You are to receive other benefits, including participation in the 401K plan currently available to members of senior management, and will be subject to the policies and terms outlined in the Company's human resource policy manual.


Hank, this offer and the terms and conditions included herein represent a formal offer of employment.

Best regards,



Bill Wilkerson
Chairman & CEO

BW/sc

Please acknowledge your acceptance of the terms and conditions of this offer by signing and returning one copy of this letter.



                                               Hank Johnson
                                               ----------------------------
                                               By:  Hank Johnson

                                               Date:   2/26/01
                                                      ---------------------